PRESS RELEASE

Mellanox Technologies, Ltd.

Press/Media Contact:
Brian Sparks
408-970-3400
media@mellanox.com

U.S. Investor Contact:
Janine Zanelli
408-916-0012
janine@mellanox.com

Israel Investor Contact:
Nava Ladin
Gelbart Kahana Investor Relations
+972-3-6074717
nava@gk-biz.com

Mellanox Technologies, Ltd. Announces Record Quarterly
and Annual Revenue

33 Percent Year-over-Year Revenue Growth;
5 Percent Year-over-Year GAAP Net Income Growth; 28 Percent Non-GAAP;
Signed Definitive Agreement to Acquire Voltaire, Ltd. in Fourth Quarter;
Oracle Announced 10.2 Percent Ownership of Mellanox in Fourth Quarter

SUNNYVALE, Calif. and YOKNEAM, ISRAEL – Jan. 26, 2011 – Mellanox® Technologies, Ltd. (NASDAQ: MLNX; TASE: MLNX), a leading supplier of end-to-end connectivity solutions for servers and storage systems, today announced record revenue in its fourth quarter and fiscal year 2010, ended Dec. 31, 2010.

Fourth Quarter and Fiscal Year Highlights

•	Revenues were $40.7 million in the fourth quarter, and $154.6 million in 2010

•	Gross margins were 71.8 percent in the fourth quarter, and 73.8 percent in 2010

•	Fourth quarter operating income was $3.7 million; fiscal year operating income was $23.4 million

•	Fourth quarter net loss: ($0.5) million GAAP; fiscal year net income: $13.5 million GAAP

•	Fourth quarter net income $7.7 million non-GAAP; fiscal year $36.7 million non-GAAP

•	Fourth quarter net loss per diluted share: ($0.02) GAAP; fiscal year net income per diluted share: $0.38 GAAP

•	Fourth quarter net income per diluted share $0.21 non-GAAP; fiscal year net income per diluted share $0.99 non-GAAP

•	$10.1 million in cash provided by operating activities during the fourth quarter

•	$41.2 million in cash provided by operating activities during the year

•	$253.3 million in total cash and investments at Dec. 31, 2010

Financial Results
In accordance with U.S. generally accepted accounting principles (GAAP), the company reported revenue of $40.7 million, up 7.7 percent from $37.8 million in the third quarter of 2010, and up 14.5 percent from $35.5 million in the fourth quarter of 2009. For the year ended Dec. 31, 2010, revenue was $154.6 million, an increase of 33.3 percent from revenue of $116.0 million reported in 2009.

Gross margins in the fourth quarter of 2010 were 71.8 percent, compared with 73.9 percent in the third quarter of 2010 and 75.6 percent in the fourth quarter of 2009. Gross margins in 2010 were 73.8 percent, compared with 75.3 percent in 2009.

GAAP net loss in the fourth quarter of 2010 was ($0.5) million or ($0.02) per diluted share, compared with net income of $3.5 million or $0.10 per diluted share in the third quarter of 2010 and $4.3 million or $0.12 per diluted share in the fourth quarter of 2009. Fourth quarter 2010 results include a $0.5 million impairment charge associated with an investment in a private company.

Non-GAAP net income in the fourth quarter was $7.7 million, or $0.21 per diluted share, compared with $8.1 million or $0.22 per diluted share in the third quarter of 2010, and $9.9 million, or $0.28 per diluted share in the fourth quarter of 2009.

The fourth quarter 2010 non-GAAP net income results excludes $3.7 million of share-based compensation expenses ($3.6 million in the third quarter of 2010), tax expense of $3.6 million from changes in certain deferred tax assets (~$1.1 million in the third quarter of 2010), and acquisition related expenses of $0.9 million for Voltaire, Ltd., ($0 in the third quarter of 2010).

GAAP net income in 2010 was $13.5 million or $0.38 per diluted share, compared with $12.9 million or $0.39 per diluted share in 2009.

Non-GAAP net income in 2010 was $36.7 million, or $0.99 per diluted share, compared with $28.7 million or $0.81 per diluted share in 2009. These 2010 non-GAAP net income results exclude $14.1 million of share-based compensation expenses, tax expenses of $8.2 million from changes in certain deferred tax assets and acquisition related expenses of $0.9 million.

Total cash and investments increased to $253.3 million at Dec. 31, 2010. The company generated $10.1 million in cash from operating activities during the quarter and $41.2 million in 2010.

“We are pleased with our fourth quarter and fiscal year results,” said Eyal Waldman, chairman, president and CEO of Mellanox Technologies. “Our upcoming adapter and switch products will continue to enhance our InfiniBand and Ethernet networking performance and market leadership. We believe these new products, in conjunction with the pending acquisition of Voltaire, with their wealth of software and switching expertise, will drive and enhance our market opportunities in the upcoming year. We continue to see increased penetration into the Web 2.0 and storage markets with both our InfiniBand and Ethernet products.”

Recent Mellanox Press Release Highlights

•	Nov. 29 — Mellanox Technologies Ltd. Announces Definitive Agreement to Acquire Voltaire Ltd. for Cash

•	Nov. 17 — Mellanox Technologies Wins ‘Best HPC Interconnect Product or Technology’ Award

•	Nov. 16 — Texas Advanced Computing Center Selects Mellanox for New Large-Scale Lonestar 4 Cluster

•	Nov. 16 — Lawrence Livermore National Lab Chooses Mellanox for Large-Scale Hyperion Cluster

•	Nov. 15 — Mellanox InfiniBand-Connected CPUs Increase by 65 Percent in TOP500 Supercomputers

•	Nov. 15 — Mellanox Introduces 8 and 18-port 40Gb/s InfiniBand Switch Systems

•	Nov. 15 — Mellanox Announces Next Generation InfiniBand Technology

•	Nov. 8 — Mellanox Provides Leading I/O Performance and Fabric Flexibility for Dell™ PowerEdge™ C6100

•	Nov. 2 — Mellanox and Beijing Computing Center Unveil Beijing Public Cloud Computing Center

•	Nov. 2 — Mellanox Awarded ‘Cloud Networking Innovator’ from HPC in the Cloud

•	Oct. 27 — Oracle Makes Strategic Investment in Mellanox Technologies, Ltd

Conference Calls
Mellanox will broadcast its fourth quarter and fiscal year 2010 financial results conference call at 2 p.m. Pacific Time (5 p.m. Eastern). To listen to the call dial 877-831-3840 approximately ten minutes prior to the start time.

Mellanox will also conduct a conference call on Thursday, January 27, 2011 at 9 a.m. Israel Time to discuss the company’s fourth quarter and fiscal year 2010 financial results in Hebrew. To listen to the call, dial +972-3-9180609 approximately 10 minutes prior to the start of the call.

The Mellanox financial results conference calls will be available via a live webcast on the investor relations section of the Mellanox website at http://ir.mellanox.com. Access the web site 15 minutes prior to the start of the call to download and install any necessary audio software. An archived webcast replay will also be available on the Mellanox web site.

About Mellanox
Mellanox Technologies is a leading supplier of end-to-end connectivity solutions for servers and storage that optimize data center performance. Mellanox products deliver market-leading bandwidth, performance, scalability, power conservation and cost-effectiveness while converging multiple legacy network technologies into one future-proof solution. For the best in performance and scalability, Mellanox is the choice for Fortune 500 data centers and the world’s most powerful supercomputers. Founded in 1999, Mellanox Technologies is headquartered in Sunnyvale, California and Yokneam, Israel. For more information, visit Mellanox at www.mellanox.com.

GAAP to Non-GAAP Reconciliation
To supplement our consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), Mellanox uses non-GAAP measures of net income which are adjusted from results based on GAAP to exclude share-based compensation expenses, changes in certain deferred tax assets and acquisition related expenses. The company believes the non-GAAP results provide useful information to both management and investors, as these non-GAAP results exclude expenses that are not indicative of our core operating results. Management believes it is useful to exclude share-based compensation expenses, changes in deferred tax assets and acquisition related expenses because it enhances investors’ ability to understand our business from the same perspective as management, which believes that such items are not directly attributable to nor reflect the underlying performance of the company’s business operations. Further, management believes certain non-cash charges such as share-based compensation and changes in certain deferred tax assets do not reflect the cash operating results of the business. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. These non-GAAP measures may be different than the non-GAAP measures used by other companies. A reconciliation of GAAP to non-GAAP condensed consolidated statements of operations is also presented in the financial statements portion of this release and is posted under the “Investors” section at our web site.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:
All statements included or incorporated by reference in this release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and projections about our industry and business, management’s beliefs and certain assumptions made by us, all of which are subject to change.

Forward-looking statements can often be identified by words such as “projects,” “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.

The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include the continued expansion of our product line, customer base and the total available market of our products, the continued growth in demand for our products, the continued, increased demand for industry standards-based technology, the impact of our acquisition of Voltaire discussed herein on the Company’s actual financial results, negative customer reaction to the proposed acquisition, our ability to react to trends and challenges in our business and the markets in which we operate, our ability to anticipate market needs or develop new or enhanced products to meet those needs, the adoption rate of our products, our ability to establish and maintain successful relationships with our OEM partners, our ability to effectively compete in our industry, fluctuations in demand, sales cycles and prices for our products and services, our success converting design wins to revenue-generating product shipments, our ability to successfully integrate Voltaire’s operations with our operation following the closing of the transaction, and our ability to protect our intellectual property rights.

In addition, current uncertainty in the global economic environment poses a risk to the overall economy as businesses may defer purchases in response to tighter credit conditions, changing overall demand for our products, and negative financial news. Consequently, our results could differ materially from our prior results due to these general economic and market conditions, political events and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission.

More information about the risks, uncertainties and assumptions that may impact our business is set forth in our Form 10-K filed with the SEC on March 5, 2010 and in our Form 10-Q filed with the SEC on November 4, 2010, including “Risk Factors”. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.

Mellanox, BridgeX, ConnectX, InfiniBlast, InfiniBridge, InfiniHost, InfiniRISC, InfiniScale, InfiniPCI, PhyX, and Virtual Protocol Interconnect are registered trademarks of Mellanox Technologies, Ltd. CORE-Direct and FabricIT are trademarks of Mellanox Technologies, Ltd. All other trademarks are property of their respective owners.

MELLANOX TECHNOLOGIES, LTD.
Condensed Consolidated Statements of Operations
(in thousands, except per share data, unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2010	2009	2010	2009

Total revenues	$40,693	$35,529	$154,640	$116,044
Cost of revenues	(11,477)	(8,673)	(40,550)	(28,669)

Gross profit	29,216	26,856	114,090	87,375
Operating expenses:
Research and development	15,559	12,555	56,804	42,241
Sales and marketing	6,237	5,023	22,104	17,034
General and administrative	3,684	2,553	11,744	9,353

Total operating expenses	25,480	20,131	90,652	68,628
Income from operations	3,736	6,725	23,438	18,747
Other income (loss), net	(352)	(346)	(135)	518

Income before taxes	3,384	6,379	23,303	19,265
Provision for taxes on income	(3,901)	(2,126)	(9,763)	(6,379)

Net income (loss)	$(517)	$4,253	$13,540	$12,886

Net income (loss) per share — basic	$(0.02)	$0.13	$0.40	$0.40

Net income (loss) per share — diluted	$(0.02)	$0.12	$0.38	$0.39

Shares used in computing income per share:
Basic	34,045	32,485	33,591	32,099
Diluted	34,045	34,298	35,483	33,400

Mellanox Technologies, Ltd.
Reconciliation of GAAP to Non-GAAP Operating Results
(in thousands, except per share data, unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2010	2009	2010	2009

GAAP NET INCOME (LOSS)	$(517)	$4,253	$13,540	$12,886
Adjustments:
Share-based compensation expense	3,738	3,800	14,101	10,736
Deferred taxes on NOL in Israel	3,626	1,862	8,181	5,036
Acquisition related expenses	861	—	861	—

NON-GAAP NET INCOME	$7,708	$9,915	$36,683	$28,658

GAAP SHARES – BASIC	34,045	32,485	33,591	32,099
Adjustments:
Impact from weighted outstanding shares*	186	197	640	583

NON-GAAP SHARE – BASIC	34,231	32,682	34,231	32,682

GAAP SHARES – DILUTED	34,045	34,298	35,483	33,400
Adjustments:
Impact from weighted outstanding shares*	186	197	640	583
Effect of dilutive securities under GAAP**	—	(1,813)	(1,892)	(1,301)
Total options vested and exercisable	3,002	2,699	3,002	2,699

NON-GAAP SHARES – DILUTED	37,233	35,381	37,233	35,381

GAAP NET INCOME (LOSS) PER SHARE- DILUTED	$(0.02)	$0.12	$0.38	$0.39
Adjustments:
Share-based compensation expense	0.11	0.11	0.40	0.32
Deferred taxes on NOL in Israel	0.11	0.05	0.23	0.15
Acquisition related expenses	0.03	—	0.02	—
Impact from weighted outstanding shares*	(0.00)	(0.00)	(0.02)	(0.01)
Effect of dilutive securities under GAAP**	0.00	0.02	0.06	0.03
Total options vested and exercisable	(0.02)	(0.02)	(0.08)	(0.07)

NON-GAAP INCOME PER SHARE- DILUTED	$0.21	$0.28	$0.99	$0.81

* Under GAAP, shares used in computing income per share attributable to ordinary shareholders are adjusted for the amount of time they are outstanding during the period. Shares issued during the period were adjusted for the amount of time they were outstanding during the period as part of the GAAP SHARES – BASIC calculation. The GAAP SHARES – BASIC have been adjusted to a non-GAAP measure as if those ordinary shares were outstanding during the entire period to provide a comparable share number in future quarters.

** This adjustment adds back the GAAP effect of additional ordinary shares that would have been outstanding if the dilutive potential common shares from stock options had been issued under the Treasury method.

Mellanox Technologies, Ltd.
Condensed Consolidated Balance Sheets
(in thousands, unaudited)

	December 31,	December 31,
	2010	2009
ASSETS
Current assets:
Cash and cash equivalents	$107,994	$43,640
Short-term investments	141,959	166,357
Restricted cash	3,353	3,160
Accounts receivable, net	19,893	20,418
Inventories	11,717	9,328
Deferred taxes	616	8,605
Prepaid expenses and other current assets	3,871	3,825

Total current assets	289,403	255,333
Property and equipment, net	15,490	9,734
Severance assets	5,792	4,629
Intangible assets, net	290	428
Deferred taxes	1,422	812
Other long-term assets	3,358	4,450

Total assets	$315,755	$275,386

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,526	$8,775
Other accrued liabilities	16,936	14,804
Capital lease obligations, current	316	528

Total current liabilities	23,778	24,107
Accrued severance	7,355	5,778
Capital lease obligations	158	474
Other long-term obligations	2,774	2,144

Total liabilities	34,065	32,503
Shareholders’ equity
Ordinary shares	141	135
Additional paid-in capital	265,481	240,807
Accumulated other comprehensive income	954	367
Retained earnings	15,114	1,574

Total shareholders’ equity	281,690	242,883

Total liabilities and shareholders’ equity	$315,755	$275,386

Mellanox Technologies, Ltd.
Condensed Consolidated Statements of Cash Flows
(in thousands, unaudited)

	Twelve Months Ended December 31,
	2010	2009
Cash flows from operating activities:
Net income	$13,540	$12,886
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,777	4,071
Deferred income taxes	7,379	3,638
Share-based compensation expense	14,101	10,736
Gain on sale of investments	(775)	(827)
Excess tax benefit from share-based compensation	(1,101)	—
Impairment of investments	750	500
Changes in assets and liabilities:
Accounts receivable, net	525	2,981
Inventories	(2,951)	(3,014)
Prepaid expenses and other assets	689	(982)
Accounts payable	(2,249)	510
Accrued liabilities and other payables	5,547	2,289

Net cash provided by operating activities	41,232	32,788

Cash flows from investing activities:
Purchase of severance-related insurance policies	(789)	(857)
Purchases of short-term investments	(182,615)	(236,680)
Proceeds from sale of short-term investments	157,377	121,768
Proceeds from maturities of short-term investments	50,628	20,080
Increase in restricted cash deposit	—	(880)
Purchase of property and equipment	(11,395)	(3,662)
Purchase of equity investment in a private company	(135)	(3,500)

Net cash provided (used) in investing activities	13,071	(103,731)

Cash flows from financing activities:
Principal payments on capital lease obligations	(528)	(465)
Proceeds from exercise of stock options	9,478	3,664
Excess tax benefit from share-based compensation	1,101	1,231

Net cash provided by financing activities	10,051	4,430

Net increase (decrease) in cash and cash equivalents	64,354	(66,513)
Cash and cash equivalents at beginning of period	43,640	110,153

Cash and cash equivalents at end of period	$107,994	$43,640